Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information in this Registration Statement (Form N-1A, SEC File No. 333-205324) of Pointbreak ETF Trust.

/s/ Spicer Jeffries LLP

Greenwood Village, Colorado

May 20, 2016